                                                                    Exhibit 10.8


                AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT


         This Amendment to Nonqualified Stock Option Agreement, dated effective December 11, 1998, is by and between TETRA Technologies, Inc., a Delaware corporation ("Company"), and Allen T. McInnes ("Optionee").

         Company and Optionee are parties to that certain Nonqualified Stock Option Agreement, dated April 1, 1996 with respect to 284,977 shares of Company Stock ("Option Agreement").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged for all purposes, Company and Optionee hereby amend the Option Agreement as follows:

         1. Section 1 of the Option Agreement is hereby amended to change the number of shares of Company Stock from "284,977" to "199,484".

         2. Section 2 of the Option Agreement is hereby amended to change the purchase price per share from "$16.875" to "$10.1875".

         Except as amended as set forth above, the Option Agreement remains in full force and effect in accordance with its terms.

TETRA Technologies, Inc.                 Optionee



  /s/ Tom H. Delimitros                      /s/ Allen T. Mcinnes
---------------------------              -------------------------------------
Tom H.  Delimitros                       Allen T.  McInnes
Chairman, Management and                 President and Chief Executive Officer
Compensation Committee of the
Board of Directors